Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rajeev Singh, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Accolade, Inc. for the fiscal quarter ended May 31, 2020 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Accolade, Inc.

Date: August 13, 2020By:/s/ Rajeev Singh
Rajeev Singh

Chief Executive Officer

(Principal Executive Officer)

I, Stephen Barnes, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Accolade, Inc. for the fiscal quarter ended May 31, 2020 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Accolade, Inc.

Date: August 13, 2020By:/s/ Stephen Barnes
Stephen Barnes

Chief Financial Officer

(Principal Financial Officer)